UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2020

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2020, the board of directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) appointed Robert S. Radie to the Board as a Class III Director to serve until the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately.

Mr. Radie, age 56, served as President and Chief Executive Officer and a member of the board of directors of Zyla Life Sciences, a life sciences company, from March 2012 to October 2019. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has been a member of the board of directors of Paratek Pharmaceuticals since November 2014, and has also served as a director of Life Sciences Pennsylvania, a life sciences industry group, since January 2016 and Horse Power For Life, a nonprofit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2006. He previously served as a member of the board of directors of Veloxis Pharmaceuticals A/S from June 2016 to February 2020. Mr. Radie received his B.S. in Chemistry from Boston College.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A (No. 000-23661), Mr. Radie will receive an annual cash retainer of $60,000 for his service as a director, which will be pro-rated through the Company’s 2020 Annual Meeting of Stockholders. In addition, Mr. Radie was granted an option to purchase 6,148 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on March 31, 2020 and 3,689 restricted stock units for his service as a director.  The equity awards were made under the Company’s 2018 Long Term Incentive Plan. The restricted stock units and the shares underlying the option will vest and become exercisable on March 31, 2021, subject to Mr. Radie’s continued service to the Company. Mr. Radie will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 000-23661) filed on August 30, 2019.

There are no arrangements or understandings between Mr. Radie and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Radie and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on March 31, 2020, Lisa Colleran notified the Board that she will not stand for reelection at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). She will continue to serve as a director until the date of the Annual Meeting. Effective as of such time, the size of the Board will be reduced to six directors. Ms. Colleran’s decision was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: April 1, 2020	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer